As filed with the Securities and Exchange Commission on September 14, 2006
Registration No. 333-137265

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________

UNIVERSAL POWER GROUP, INC.

(Exact name of Registrant as specified in its charter)

Texas	7389; 5063	75-1288690
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

Universal Power Group, Inc.
1720 Hayden Road
Carrollton, Texas 75006
(469) 892-1122
(469) 892-1201 Facsimile

(Address, including zip code, and telephone number, including area code, of Registrant’s executive offices)
__________________________________

Randy Hardin
Chief Executive Officer
Universal Power Group, Inc.
1720 Hayden Road
Carrollton, Texas 75006
(469) 892-1122
(469) 892-1201 Facsimile

(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________________________

Please send copies of all communications to:

Joel J. Goldschmidt, Esq.	Norman R. Miller, Esq.
Morse, Zelnick, Rose & Lander LLP	Patton Boggs LLP
405 Park Avenue	2001 Ross Avenue
Suite 1401	Suite 3000
New York, New York 10022	Dallas, Texas 75201-8001
(212) 838-8269	(214) 758-6630
(212) 838-9190 Facsimile	(214) 758-1550 Facsimile
__________________________________

          Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Proposed Maximum Aggregate	Amount of
Securities to be Registered	Offering Price (1)	Registration Fee

Common stock	$27,600,000.00 (2)	$2,953.20

Representatives’ warrants	$100.00	$.01

Common stock underlying the
representatives’ warrants(3)(4)	$2,880,000.00	$308.16

Total	$30,480,100.00	$3,261.37

(1)	Estimated solely for purposes of calculating the amount of the registration fee paid pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Includes (i) shares sold by the registrant, (ii) shares sold by the selling stockholder and (iii) shares issuable upon exercise of underwriters’ over-allotment option.
(3)	The Representatives’ warrants cover 10% of the shares sold in the offering (other than shares sold pursuant to the exercise of the over-allotment option) and the exercise price will be 120% of the initial public offering price.
(4)	Pursuant to Rule 416 under the Securities Act, there are also being registered hereby such additional indeterminate number of shares as may become issuable pursuant to the anti-dilution provisions of the warrants.

_________________________________

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
_________________________________

EXPLANATORY NOTE
The sole purpose of this Amendment No. 1 to Form S-1, the contents of which are identical to the Form S-1 that was submitted on September 12, 2006, is to reflect the correct spelling of the company name on the SEC EDGAR database.

SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carrollton, State of Texas, on September 14, 2006.

UNIVERSAL POWER GROUP, INC.

by: /s/RANDY HARDIN
Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and the dates indicated.

	Signature	Title	Date

	/s/ RANDY HARDIN	Chief Executive Officer (Principal	September 14, 2006
	Randy Hardin	Executive Officer), President and Director

	/s/ JULIE SANSOM-REESE	Chief Financial Officer	September 14, 2006
	Julie Sansom-Reese	(Principal Financial and Accounting Officer)

	/s/ WILLIAM TAN*	Chairman of the Board	September 14, 2006
William Tan

	/s/ IAN C. EDMONDS	Director	September 14, 2006
Ian Edmonds

* By:	IAN C. EDMONDS
Ian C. Edmonds,
Attorney-in-fact